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                                                                     EXHIBIT 4.4

                            UNITED DENTAL CARE, INC.

                              AMENDED AND RESTATED
                      1989 KEY EMPLOYEE STOCK OPTION PLAN



       1. Purpose of Plan. This Key Employee Stock Option Plan ("Plan") is intended to provide selected directors, officers and key employees of United Dental Care, Inc. (the "Company") or its future parent or subsidiary corporations ("Affiliates"), if any, with the opportunity to acquire or increase ownership of shares of the Company, to give them additional incentive to promote the success of the Company, and/or to encourage them to remain in the employ of the Company or its Affiliates. Options issued pursuant to this Plan shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

       2. Shares Subject to Plan. Subject to adjustment as provided in paragraph 15 hereof, there will be reserved for issuance upon the exercise of key employee stock options ("Options") to be granted from time to time under the Plan an aggregate of 724,000 shares of Common Stock, $.10 par value (the "Common Stock") of the Company, which is the maximum number of shares for which Options may be granted pursuant to the Plan. Such shares may be, in whole or in part, as the Board of Directors of Company ("Board of Directors") shall from time to time determine, either authorized unissued Common Stock and/or issued Common Stock which shall have been reacquired by the Company.

       3. Administration of Plan. The Plan shall be administered by a committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of not less than two (2) members of the Board of Directors, and, except as is provided in the immediately following sentence, may be constituted by all members of the Board of Directors. In the event that the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), all members of the Committee shall be "disinterested persons," as defined in Rule 16b-3 promulgated under the Act. The Compensation Committee of the Company shall be the Committee. Subject to the provisions of the Plan, the Committee shall have full power and authority in its discretion to determine the employees to whom Options shall be granted, the number of shares to be covered by each of the Options, and the time or times at which Options shall be granted; to grant Options under the Plan; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it. No member of the



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Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

       4.     Directors/Employees to Whom Options Shall be Granted.   Options
may no longer be granted under the Plan. A person receiving an Option ("Optionee") may hold more than one Option, but only on the terms and subject to the restrictions hereinafter set forth.

       5. Option Price. The purchase price per share (the "Option Price") of the Common Stock which shall be subject to each Option shall be determined by the Committee. The Committee, in fixing the Option Price, shall have full authority and discretion and shall be fully protected in exercising such authority and discretion.

       6. Term of Options. The Committee shall determine the term of each Option granted under the Plan; provided, however, that each Option granted under this Plan may not have a term in excess of ten (10) years from the date such Option is granted. Each Option is subject to earlier termination as hereinafter provided.

       7. Option Agreement. Each Option granted under the Plan shall be evidenced by a written option agreement (the "Option Agreement") which shall be substantially in the form of Exhibit A attached hereto and incorporated herein by reference but with such additional or different terms as may be specified by the Committee at the time of the grant of the Option which are not inconsistent with the terms of the Plan.

       8.     Exercise of Options.

(a)    Cumulative Percentage.  Each Option shall be exercisable in whole or in part in such incremental amounts as may be specified by the Committee and set forth in the Option Agreement between each Optionee and Company. To the extent the Option shall be exercisable in incremental installments, such installments shall accumulate and be exercisable, in whole or in part, in any subsequent period until such Option terminates or otherwise becomes unexercisable. If an installment covers a fractional share, the installment shall be rounded off to the next highest share, except the final installment which shall be for the balance of the total shares under Option.

(b) Fractional Shares. The Option may only be exercised with respect to full shares and not for any fractional shares.

(c) Notice of Exercise. Subject to such administrative regulations as the Committee administering the Plan may from time to time adopt, the Optionee shall exercise an Option by giving written notice to the Company of the number of full shares being





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purchased and the aggregate purchase price to be paid therefor.  Such notice shall be accompanied by an undertaking to furnish or execute such documents as the Company, in its discretion, shall deem necessary (i) to evidence the exercise, in whole or in part, of the Option, (ii) to determine whether registration of the shares is then required under the Securities Act of 1933, as then in effect, (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect, and (iv) to notify the Company in writing of any disposition made of any shares issued pursuant to the exercise of the Option within a period of thirty (30) days after the date of the transfer of any such shares by the Optionee.

(d) Payment of Option Price. Each notice of exercise shall be accompanied by full payment in cash of the Option Price for the shares being purchased; provided, however, an Optionee may upon approval of the Committee exercise his Option in whole or in part by tendering to the Company shares of the Common Stock of the Company owned by him having a fair market value equal to the Option Price or by a combination of both cash and stock having an aggregate value equal to the Option Price.

       9. Continuous Employment. Except as provided in paragraphs 13 and 14 hereof, an Option may not be exercised at any time unless the holder thereof shall have been in the continuous employment of the Company or any of the Affiliates, from the date of the grant of the Option to 5:00 p.m. on the date of its exercise; provided, however, that such requirements shall not apply to Directors who are not employees of the Company and the Committee shall determine what conditions, if any, shall be included in Options granted to Directors who are not employees. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the adoption of a policy of the Committee, which policy determination, unless overruled by the Board of Directors, shall be final and conclusive.

       10. Requisite Government Approval. No Option may be exercised in whole or in part and no certificates representing shares subject to such Option shall be delivered if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been secured.

       11. No Rights as Shareholders. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option until the issuance of one or more certificates to him for such shares upon the due exercise of the Option. Except as provided in paragraph 15 hereof, no adjustment shall be made for





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dividends or other rights for which the record date is prior to the date of issuance of certificates.

       12. Non-Transferability. An Option shall not be transferable otherwise than by the last will and testament of the Optionee or the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

       13. Termination of Employment By Retirement or Disability of Optionees Other Than Directors.

(a) In the event that an Optionee shall voluntarily terminate his employment with the Company or any of the Affiliates without the consent of the Company (of which the Committee shall be the sole judge), or if the Optionee shall have his employment involuntarily terminated by the Company or any of the Affiliates for any reason involving a breach of faith or loyalty to the Company, then the Option shall terminate immediately as to any unexercised portion thereof.

(b) If (i) the Optionee voluntarily terminates his employment with the Company or any of the Affiliates with the consent of the Company (of which the Committee shall be the sole judge), (ii) the Optionee shall have his employment involuntarily terminated by the Company or any of the Affiliates for any reason, including disability, not involving a breach of faith or loyalty to the Company, or (iii) the Optionee retires from the Company or any of the Affiliates, then the Optionee shall have the right for thirty (30) days after such termination to exercise this Option (to the extent then exercisable) in whole or in part.

       14. Death of an Optionee Other Than a Director. If an Optionee shall die while he is employed by the Company or any of the Affiliates, the Executor or Administrator of the Optionee's estate or the person or persons acquiring the Option upon the death of the Optionee may exercise such Option (to the extent that the Optionee shall have been entitled to do so on the date of his death) at any time within one (1) year after the Optionee's death, subject to the other terms and conditions of this Plan; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

       15. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of Company by reason of share dividends, split-ups, reverse stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, reclassifications, liquidations, or the like of or by the Company, the Committee shall take such action, as shall be necessary to preserve the rights of all holders under outstanding and unexercised Options so that such





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rights remain proportionate to the rights held by them under such outstanding
Options immediately prior to such event. Such actions shall include, but are not limited to, adjustments in the number and class of shares available to be granted under the Plan and adjustments in the Option Price thereof.

       16. Effectiveness of the Plan. The Plan shall be effective upon its adoption by the Board of Directors.

       17. Time of Granting Options. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Company nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall take place only when the Option Agreement shall have been duly executed and delivered by or on behalf of the Company and the Optionee to whom such Option shall be granted.

       18. Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the Common Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

       19. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a member of the Committee is liable for gross negligence or intentional and willful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, such member of the Committee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.





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       20.    Termination and Amendment of the Plan.  The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the stockholders, whichever is earlier, unless sooner terminated by the Board of Directors. The Board of Directors of the Company may revise or amend the Plan in any respect whatsoever except that, without the approval of the holders of a majority of the securities of the Company entitled to vote with respect thereto, no such revision or amendment shall (a) materially increase the benefits accruing to participants under this Plan, (b) materially increase the number of shares of the Common Stock that may be issued under this Plan, or (c) materially modify the requirements as to participation in the Plan. The termination or modification of the Plan shall not, without the consent of an Optionee, affect his rights under an Option theretofore granted to him.

       21. Applicable Law. This Plan is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

       22. Discretion of the Committee to Enter into Amendments to Option Agreements. Notwithstanding anything herein to the contrary, in its discretion the Committee may, with respect to any Options granted under this Plan, enter into amendments to Option Agreements to (i) modify the terms or application of Paragraphs 13 and 14 as the same apply to any Option Agreements entered into or Options granted pursuant to this Plan, (ii) elect to accelerate or provide for the acceleration of the exercisability of Options granted under this Plan,
(iii) require that upon exercise of an Option, such number of shares otherwise issuable shall be reduced by the amount necessary to satisfy the Optionee's U.S. federal and, where applicable, state and local tax withholding requirements, and (iv) enter into other amendments to the Option Agreements which it deems necessary or advisable to accomplish the purpose of the Plan; provided, however, that no such elimination or modification shall apply to any previously executed Agreement or previously granted Options without the written consent of the Optionee thereof (or such Optionee's legal representatives, legatees or distributees, if applicable).

       23. Director Stock Options and Non-Statutory Options. This Plan is intended (i) to memorialize the Company's informal plan or program in effect since its formation to provide certain directors with an opportunity to obtain an equity interest in the Company in order to attract and retain highly qualified directors by the grant of non-qualified stock options to purchase shares of Common Stock of the Company and (ii) to acknowledge that options for 120,000 shares of a total of 200,000 shares granted to James B. Kingston under the Incentive Stock Option Plan are non-statutory options (the "Non-Statutory Options") and that such Non-Statutory Options





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are subject to the Plan.  Prior grants of Options made to certain individuals by the Board with respect to the number of shares and effective as of the dates set forth below, pursuant to stock option agreements containing the terms of such options and, in the case of the Non-Statutory Options pursuant to a stock option agreement granted under the Company's Incentive Stock Option Plan, are hereby included in and incorporated under the terms of this Plan for all purposes:

    INDIVIDUAL                     NO. OF SHARES       EFFECTIVE DATES
    ----------                     -------------       ---------------
 DIRECTORS
 ---------
 William H. Longfield                  20,000              May 1989

 Charles R. Miller                     20,000              May 1989

 James Ken Newman                      20,000              May 1989

 Lawrence Kugelman                     20,000              May 1989

 NON-STATUTORY OPTIONS
 ---------------------
 James B. Kingston                    120,000              May 1989





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                                   EXHIBIT A

                            UNITED DENTAL CARE, INC.

                      KEY EMPLOYEE STOCK OPTION AGREEMENT


         This Key Employee Stock Option Agreement ("Agreement") is made as of the _____ day of ____________, _____, between United Dental Care, Inc. (the "Company"), a Delaware corporation, and ______________________ ("Optionee"), an employee of the Company.

         WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.10 par value (the "Common Stock"), as hereinafter provided, to carry out the purposes of its Key Employee Stock Option Plan (as amended, "Plan").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to the employee a stock option (the "Option") to purchase, subject to and upon the terms and conditions hereinafter set forth, ________ shares of the Common Stock, $.10 par value, of the Company.

         2. Purchase Price. The purchase price of the Common Stock subject to the Option shall be $______ per share.

         3. Time to Exercise. This Option shall be exercisable [COMMENCING _____________] [IN INSTALLMENTS AS FOLLOWS:

                 (a)      FROM AND AFTER   ___________ -
                                        _______ SHARES
                 (b)      FROM AND AFTER   ___________ -
                                        _______ SHARES
                 (c)      FROM AND AFTER   ___________-
                                        _______ SHARES
                 (d)      FROM AND AFTER   ___________-
                                        _______ SHARES

TO THE EXTENT NOT EXERCISED, INSTALLMENTS SHALL ACCUMULATE AND BE EXERCISABLE, IN WHOLE OR IN PART, IN ANY SUBSEQUENT PERIOD.] Anything in this Agreement to the contrary notwithstanding, this Option shall terminate and no part of the Option may be exercised after 5:00 p.m. on __________, ______.

         4. Subject to Plan. This Option and the exercise hereof is subject to the terms and conditions of the Plan, now or hereinafter in effect, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.

         5.      Term.

                 (a) If the Optionee voluntarily terminates his employment with the Company or any of its subsidiaries at any time without the consent of the Company (of which the Committee shall be the sole judge), or if the Optionee shall have his employment involuntarily terminated by the Company or its subsidiaries for any reason involving a breach of faith or loyalty to such Company, this Option shall terminate immediately as to any unexercised portion.





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                 (b)      If (1) the Optionee voluntarily terminates his
employment with the Company and its subsidiaries with the consent of the Company (of which the Committee shall be the sole judge), (2) the Optionee shall have his employment involuntarily terminated by the Company and its subsidiaries for any reason, including disability, not involving a breach of faith or loyalty to such Company, or (3) the Optionee retires from the Company and its subsidiaries, then the Optionee shall have the right for 30 days after termination to exercise this Option for the number of shares, or any portion thereof, then exercisable pursuant to Section 3 above.

                 (c) In the event of the death of the Optionee during any period in which he was entitled to exercise this Option, this Option may be exercised in full or in part at any time within twelve (12) months from the date of death of the Optionee or within the unexpired term of this Option, whichever is shorter, by the person to whom the Employee's rights under this Option shall pass by the Employee's will or by the laws of descent and distribution, whichever is applicable. During the lifetime of the Optionee, the Option may be exercised only by the Optionee.

         6. Restrictions on Exercise. The Option may not be exercised and no certificates representing shares subject to such Option shall be delivered if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been secured. The Option may only be exercised with respect to full shares and not for any fractional shares.

         7. Manner of Exercise. Subject to such administrative regulations as the Committee administering the Plan may from time to time adopt, the Optionee shall exercise the option by giving written notice to the Company of the number of shares being purchased and the purchase price to be paid therefor accompanied by the following:

                 (a) full payment in cash; provided, however, that in lieu of cash an Optionee may, upon approval by the Committee exercise his Option by tendering to the Company shares of the Common Stock of the Company owned by him having a fair market value equal to the cash Option purchase price, or, by a combination of both cash and stock;

                 (b) an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (1) to evidence the exercise, in whole or in part, of the Option evidenced by this Agreement, (2) to determine whether registration is then required under the Securities Act of 1933, as then in effect, (3) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect and (4) to notify the Company in writing of any disposition made of any shares issued pursuant to the exercise of the Option evidenced by this Agreement within a period of thirty (30) days after the day of the transfer of any such shares by the Optionee.

         8. Non-Assignability. This Option is not assignable or transferable by Optionee except by will or by the laws of descent and distribution.

         9. Rights as Stockholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option evidenced by this Agreement until the issuance of one or more certificates to him for such shares upon due exercise of the Option. Except as provided in Section 10, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of certificates.

         10. Capital Adjustments. The number of shares of Common Stock covered by the unexercised portion of the Option evidenced by this Agreement, and the Option Price thereof, shall be subject to such adjustment as appropriate or necessary to reflect any stock dividend, stock split, reverse stock split, share combination, exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company, so that the rights of the holder hereof shall remain proportionate to the rights held hereunder immediately prior to such event.





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         11.     Investment Purpose.  This Option is granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the Common Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933, as amended, or other regulation or rule of any governmental agency.

         12. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their personal representatives, successors, heirs, and assigns.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and the Optionee has duly signed this Agreement on the day and year first above written.


                                    OPTIONEE:




                                    ---------------------------------


                                    COMPANY:

                                    UNITED DENTAL CARE, INC.



                                    By:
                                       ------------------------------
                                    Title:
                                          ---------------------------




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